UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

Effective August 10, 2012, the Board of Directors of the Company approved amended and restated bylaws of the Company (the “Bylaws”) which replace the Company’s previous bylaws in their entirety.  The Board has recommended that the Bylaws be submitted to the stockholders of the Company for approval, although such approval is not required either under the Company’s previous bylaws or the Nevada General Corporation Law.

The Company’s previous bylaws were adopted by a predecessor of the Company in 1998 and were outdated.  The amended and restated Bylaws reflect current corporate practices and current Nevada statutory provisions.

Among the provisions in the amended and restated Bylaws that were not in the previous bylaws are a provision governing the submission of notice of stockholder business to be brought before an annual meeting of stockholders and a provision governing the nomination of directors, including nominations by stockholders.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Visualant, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

August 17, 2012	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO